Exhibit 10.36

QWEST REGIONAL COMMITMENT PROGRAM
FOR INTERSTATE DS1 AND/OR DS3 SERVICE
ACKNOWLEDGMENT

Mountain Telecommunications, Inc.
Customer’s Legal Name (“Customer”)

Customer hereby orders from Qwest Corporation (“Qwest”) the Qwest Regional Commitment Program (“RCP”) for Interstate DS1 and/or DS3 Service (“Service”). Customer understands and agrees that Qwest provides Service solely under the regulations, rates, and charges of Qwest’s Interstate F.C.C. No. 1 Access Tariff (“FCC1 Tariff”) which governs Service. In the event of a conflict between the FCC1 Tariff and this Acknowledgment, the FCC1 Tariff prevails.

Service Requested

At the time of signature, Customer acknowledges that Qwest provides a total of 182 DS1 circuits and/or 3 DS3 circuits to Customer under the FCC1 Tariff. Customer initially commits to a 90% minimum quantity level of those circuits. The initial commitment level for DS1 circuits is 164 and for DS3 circuits is 2. The commitment level may be adjusted as provided in the FCC1 Tariff.

The effective date of this RCP is the 1st day of April, 2006 (“Effective Date”). The term of Customer’s RCP will expire 48 months after the Effective Date.

Adjusting the Commitment Level

Customer hereby selects the following commitment level adjustment option:

☐ Monthly option. Customer authorizes Qwest to automatically increase the circuit commitment level each month that the in-service circuits increase in quantity except as specified in the FCC1 Tariff. If the number of DS1/DS3 circuits has decreased from the previous month’s commitment level, the commitment level will not decrease.

☒ Annual option. Customer authorizes Qwest to validate the commitment level annually. At the time of the annual review, the commitment level will be changed by Qwest to reflect 90% of the current in-service DS1/DS3 circuits if the number of Qwest-provided circuits has increased from the previous year except as specified in the FCC1 Tariff. If the number of DS1/DS3 circuits has decreased from the previous year, the commitment level will remain the same for the next 12 months.

Customer authorizes Qwest to use Qwest records as the basis for determining Customer’s commitment level.

Rate Plan

Customer hereby selects the following rate plan option:

☒ Rate stabilized. Customer’s RCP DS1 and/or DS3 rates are stabilized. Rate stabilized means rates are set at the then current month-to-month rates on the date the RCP becomes effective and Customer will not receive rate increases or decreases during the Term of its RCP.

☐ Non-Rate stabilized. Customer’s RCP DS1 and/or DS3 rates are not stabilized. Non-rate stabilized means Customer will receive rate increases and decreases if the month-to-month rates change during the Term of its RCP.

This Acknowledgment may be assigned only with the consent of Qwest.

Qwest Corporation

/s/ Jose Crespo	/s/ M M Schaefer
Authorized Signature	Authorized Signature

Jose Crespo	M M Schaefer
Name Typed or Printed	Name Typed or Printed

President
Title	Title

3/23/06	3/23/06
Date	Date
Address for notices:

Attach List of ACNAs, as necessary
MIX

RCP	Copyright © 2006 Qwest. All Rights Reserved.